SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 1998

TITAN TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

  New Mexico                       0-25024                       85-0388759
(State or other                  (Commission                    IRS Employer
jurisdiction of                  File Number)                 Identification No.
Incorporation)

            3206 Candelaria Road, N.E.
             Albuquerque, New Mexico                             87107
     (Address of principal executive offices)                  (Zip code)

        Registrant's telephone number, including area code: 505-884-0272

                                     N/A
         (Former name or former address, if changed since last report)

Item 5. Other Events.

On October 20, 1998, the Registrant, Tire Recycling Technologies, Inc. and Mr. Ronald L. Wilder (the "Titan Group") entered into a Settlement Agreement and Mutual Release with Strauss Investor Services, Inc., ESA World Trade, Ltd., and Josef Strauss (the "Strauss Group"), to resolve and end an action pending in the United States District Court of New Mexico entitled "In re Consolidated Titan Technologies, Inc. Litigation," Cause No. CIV 98-0182LH/LCS-ACE. This consolidated action includes two separate lawsuits: "Titan Technologies, Inc., et al, v. Josef Strauss, et al (Cause No. CIV 98-0182LH/LCS) and Strauss Investor Services, Inc. et al v. Titan Technologies, Inc., et al (Cause No. CIV 98-0580 JP/LFG).

These actions were initiated by the Registrant and its subsidiary, Tire Recycling Technologies, Inc., filing an action in the U.S. District Court of New Mexico to terminate a license agreement and to recover damages for an alleged breach of contract by the defendants. The action by Strauss Investor Services, Inc., et al against the Registrant, Tire Recycling Technologies, Inc. and Mr. Wilder was for the payment of a $112,000 promissory note and accumulated interest and breach of an alleged license agreement.

The Settlement Agreement and Mutual Release provides, in part, that the Strauss Group waives all claims to any license relating to the Registrant's technologies and all claims for payment of the promissory note and accumulated interest. The Registrant agreed to issue 1,000,000 shares of its common stock to Strauss Investor Services, Inc. as consideration for the promissory note and accumulated interest and agreed to issue 1,500,000 shares of its common stock to ESA World Trade, Ltd., as partial consideration for the voiding of any license agreement relating to the Registrant's technologies. In addition, the Registrant agreed to pay ESA World Trade, Ltd., $300,000 from the proceeds of the sale of licenses to the first five plants which it sells at any place on earth, except for the initial plant located in Lower Austria and all plants in Asia.

The Registrant's common stock had a market value of approximately $0.17 on October 20, 1998.

As part of the complaint filed in Cause No. CIV 98-0182LH/LCS, it was alleged that Mr. Josef Strauss' actions in dealing with the Registrant involved fraud. This allegation was not well founded and should not have been included in the action. Titan retracts all allegations of fraud or other intentional wrongdoing that its officers or employees have previously made against Strauss, ESA World Trade, Ltd., and/or Strauss Investor Services, Inc.

Item 7. Financial Statement and Exhibits.

There are no financial statements or exhibits filed as part of this Report

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 1998

TITAN TECHNOLOGIES, INC.


By  Ronald L. Wilder
    ----------------
    Ronald L. Wilder,  President